Exhibit 16

                          Stephen A. Diamond Letterhead





January 27, 2005


Securities and Exchange Commission
Washington, D. C. 20549


Ladies and Gentlemen:

We have read the statement made by Assuretec Holdings, Inc., pursuant to Item 4 of Form 8-K and pursuant to item 304(a)(3) of Regulation S-B, as part of the Company's Form 8-K report dated January 27, 2005. We agree with the statement insofar as they relate to Stephen A. Diamond, CA.

Very truly yours,


/s/ Stephen A. Diamond
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Stephen A. Diamond
Ontario, Canada